EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements (Nos. 333-175165, 333-192341 and 333-203916) on Form S-8 of Primo Water Corporation of our report dated March 16, 2015, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2016.

/s/ RSM US LLP

Raleigh, North Carolina

May 19, 2017